UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2011
THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)
2711 Citrus Road
Rancho Cordova, California 95742
(Address of principal executive offices) (Zip Code)
(916) 858-5100
(Registrant’s telephone number, including area code)
Not Applicable
Former name or former address, if changed since last report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
This amendment is being filed to amend the original Form 8-K filed on March 7, 2011 to replace the Placement Agent Agreement filed as Exhibit 10.1 with the restated Placement Agent Agreement dated March 8, 2011, and attached to this amendment as Exhibit 10.1.
The Placement Agent Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Under the terms of the Placement Agent Agreement, the Placement Agent, as agent of the Company, used commercially reasonable efforts to solicit offers from potential investors in connection with the Offering and will receive a placement fee, as follows: We have agreed to pay the placement agent a cash fee equal to 8.0% of the gross proceeds of the units sold in the offering. In addition, we have engaged the placement agent, on an exclusive basis, as our agent for the solicitation of the exercise of the warrants issued in the offering. To the extent not inconsistent with the guidelines of the Financial Industry Regulatory Authority and the rules and regulations of the Securities and Exchange Commission, we have agreed to pay the placement agent for bona fide services rendered a commission equal to 8% of the exercise price for each warrant exercised more than one year after the effective date of the offering if the exercise was solicited by the placement agent. No compensation will be paid to the placement agent upon the exercise of the warrants if:
•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the placement agent solicited his, her or its exercise;

•	the warrants are held in a discretionary account, unless prior specific written approval for the exercise is received from the holder;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.
The representations, warranties and covenants contained in the Placement Agent Agreement were made only for purposes of such agreement as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Placement Agent Agreement.
The foregoing description of the Placement Agent Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Placement Agent Agreement by and between the Company and the Placement Agent, dated as of March 8, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP., a Delaware Corporation
Dated: March 8, 2011	/s/ Matthew Plavan
Matthew Plavan, CFO & EVP, Business Development